Chisholm Bierwolf & Nilson, LLC
Certified Public Accountants

533 West 2600 South, Suite 25
Bountiful, Utah 84010
Phone: (801) 292-8756
Fax: (801) 292-8809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 11, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2/A) of Battle Mountain Gold Exploration Corp for the fiscal year ended December 31, 2005.

Chisholm, Bierwolf & Nilson LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah 84010
December 8, 2006